Exhibit 99

28405 Van Dyke Avenue Warren, Michigan 48093 www.AssetAcceptance.com
Contact:
Noel Ryan III
Lambert, Edwards & Associates, Inc.
616-233-0500 / aacc@lambert-edwards.com
Asset Acceptance Capital Corp. Announces First Quarter 2008 Results
Reports Record Cash Collections and Operating Expenses Reduced to 50% of Cash Collections;
Revenue Declines on Higher Purchased Receivable Amortization
Warren, Mich., April 30, 2008 — Asset Acceptance Capital Corp. (NASDAQ: AACC), a leading purchaser and collector of charged-off consumer debt, today announced first quarter 2008 results, highlighted by a 4.6 percent improvement in cash collections and reduced operating expenses. Total revenues declined by 4.4 percent versus the same period last year.
Asset Acceptance reported cash collections of $100.3 million in the first quarter ended March 31, 2008 — the first time quarterly cash collections have exceeded the one hundred million dollar mark, versus cash collections of $95.9 million in the same period of 2007.
Total revenues declined to $64.4 million for the first quarter 2008, compared to total revenues of $67.3 million in the first quarter of 2007. Amortization of purchased receivables in the first quarter of 2008 was 36.4 percent of total cash collections versus 30.3 percent in the year ago period. The Company reported a first quarter 2008 net impairment charge of $0.4 million, versus a net impairment charge of $4.5 million in the prior year quarter.
Net income for the quarter was $6.8 million, or $0.22 per fully diluted share, compared to net income of $9.9 million, or $0.28 per fully diluted share, for the first quarter of 2007. Earnings Before Interest, Taxes, Depreciation and Amortization, including purchased receivable amortization (“Adjusted EBITDA”), increased 12.9 percent in the first quarter 2008 to $52.1 million when compared to the year-ago period. Please refer to the table on page 4, which reconciles net income according to Generally Accepted Accounting Principles (“GAAP”) to Adjusted EBITDA.
Rion Needs, Senior Vice President and COO, commented: “Operating expenses were 50 percent of total cash collections in the quarter, comparing favorably to more than 53 percent in the same quarter a year ago and nearly 56 percent for all of 2007. Our efforts to focus on improving expense management and implementing higher levels of operational discipline throughout our organization were factors that contributed to the lower collection cost. However, also contributing to this decline was our conscious decision to temporarily defer some legal collection expenses as we enhanced our predictive modeling capabilities and refined our ability to forecast costs and resulting collections in the legal collection channel.”
During the first quarter of 2008, the Company invested $22.3 million to purchase charged-off consumer debt portfolios with a face value of $548.5 million, representing a blended rate of 4.07 percent of face value. This compares to the prior-year first quarter, when the Company invested $36.3 million to purchase consumer debt portfolios with a face value of $765.1 million,

Asset Acceptance First Quarter 2008 Results
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representing a blended rate of 4.74 percent of face value. All purchase data is adjusted for buybacks.
“We were opportunistic, but selective in our approach to purchasing delinquent receivable portfolios during the first quarter,” said Brad Bradley, Chairman, President and CEO of Asset Acceptance Capital Corp. “Several factors contributed to our modest investment in purchased receivables during the first quarter when compared to the year-ago period, including our belief that the pricing environment may continue to improve from current levels, our bias toward the most attractive deals available in the market, as well as reduced purchasing activity for two weeks while we sought a temporary waiver for our credit agreement covenant violation. Furthermore, given the potential impact of the current uncertain macroeconomic climate on the financial well-being of the U.S. consumer, we believe portfolio supply will continue to expand in the foreseeable future.”
Bradley continued: “Given our more moderate purchasing activities during the quarter, we used excess cash flow to reduce our outstanding debt on the revolving line of credit by $27.0 million during the first quarter. This reduction in our debt outstanding, combined with the updated financial covenants under our credit agreement, provide us with the financial flexibility to further capitalize on an improving debt purchasing environment.”
The Company provided the following details regarding purchased receivable revenues:

	3 months ended March 31, 2008
Year of			Amortization	Monthly	Net	Zero Basis
Purchase	Collections	Revenue	Rate	Yield(1)	Impairments	Collections
2002 and prior	$14,575,197	$14,187,683	2.7%	N/M %	$(550,000)	$13,078,350
2003	11,897,021	10,145,297	14.7	31.89	(481,050)	6,196,948
2004	9,594,231	6,579,328	31.4	7.11	1,050,347	931,339
2005	10,611,978	5,759,834	45.7	3.91	92,986	36,398
2006	24,887,906	15,533,913	37.6	5.56	92,000	1,964,255
2007	27,347,947	11,201,973	59.0	2.50	180,000	44,810
2008	1,350,001	314,660	76.7	1.38	—	—

Totals	$100,264,281	$63,722,688	36.4	6.20	$384,283	$22,252,100

Asset Acceptance First Quarter 2008 Results
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	3 months ended March 31, 2007
Year of			Amortization	Monthly	Net	Zero Basis
Purchase	Collections	Revenue	Rate	Yield(1)	Impairments	Collections
2001 and prior	$10,330,950	$10,244,254	0.8%	N/M %	$—	$10,166,762
2002	12,016,760	7,943,214	33.9	25.36	216,800	4,554,522
2003	16,780,060	11,649,217	30.6	14.11	763,300	2,676,504
2004	14,034,358	9,179,365	34.6	6.31	1,931,000	768,617
2005	14,740,661	10,436,030	29.2	4.57	934,000	10,536
2006	26,513,053	16,380,649	38.2	4.24	628,000	285,541
2007	1,437,508	949,305	34.0	1.55	—	—

Totals	$95,853,350	$66,782,034	30.3	7.14	$4,473,100	$18,462,482

(1)	The monthly yield is a weighted-average yield determined by dividing purchased receivable revenues recognized in the period by the average of the beginning monthly carrying values of the purchased receivables for the period presented.
First Quarter 2008: Key Financial Highlights
▪	Cash collections increased 4.6 percent to $100.3 million in the current quarter, versus $95.9 million in the prior year first quarter.

▪	Total revenues declined 4.4 percent to $64.4 million in the current quarter, versus $67.3 million in the prior year first quarter.

▪	Net income decreased 31.2 percent to $6.8 million in the current quarter, versus net income of $9.9 million in the prior year first quarter. Net income per fully diluted share decreased to 0.22, compared with net income per fully diluted share of 0.28 in the prior year quarter.

▪	Total operating expenses were $50.1 million, or 50.0 percent of cash collections. This compares with operating expenses of 53.4 percent of cash collections during the same period last year.

▪	Traditional call center collections were $47.5 million, a decrease of 1.6 percent from the same period last year and 47.4 percent of total cash collections.

▪	Legal collections for the quarter were $38.2 million, an increase of 6.4 percent from the same period last year and 38.1 percent of total cash collections.

▪	Other collections, consisting primarily of agency forwarding, bankruptcy and probate collections, accounted for $14.6 million or the remaining 14.5 percent of cash collections.

▪	Quarterly account representative productivity on a full-time equivalent basis was $53,908, an increase of 0.5 percent from the first quarter 2007.

Asset Acceptance First Quarter 2008 Results
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Mark Redman, Senior Vice President-Finance and CFO of Asset Acceptance Capital Corp., concluded: “Overall, we generated strong cash flow as demonstrated by the 12.9 percent growth in Adjusted EBITDA resulting from increased cash collections and the reduction in operating expenses to 50.0 percent of total cash collections. Amortization rates on purchased receivables continue to rise as the portfolios acquired in recent years in an elevated pricing environment comprise a larger proportion of total cash collections.” Redman summarized: “Higher prices result in lower expected multiples of purchase price to be collected and therefore lower yields for revenue recognition. The reduced yields result in a lower proportion of cash collected being recognized as purchased receivable revenues.”
Reconciliation of GAAP Net Income to Adjusted EBITDA (Unaudited)
The Company provided the following table which reconciles GAAP net income, as reported, to Adjusted EBITDA. The Company indicated that the measure “Adjusted EBITDA” is the basis for its management bonus program and a similar computation is used in its credit agreement’s financial covenants. The Company believes that Adjusted EBITDA, which is generally cash collections less operating expenses (other than non-cash operating expenses, such as depreciation and amortization) represents the Company’s cash generation which can be used to purchase receivables, pay down debt, pay income taxes, return to shareholders and for other uses. Adjusted EBITDA, which is a non-GAAP financial measure, should not be considered an alternative to, or more meaningful than, net income prepared on a GAAP basis. Additionally, Adjusted EBITDA as computed by the Company may not be comparable to similar metrics used by others in the industry.

	3 months ended March 31,
	2008	2007
Net income	$6,777,824	$9,851,253

Add: interest income and expense (net), income taxes, depreciation	8,520,369	7,253,151
Add (subtract): (gain) loss on disposal of equipment and other assets	(153,522)	(5,415)
Add: impairment of intangible assets	445,651	—
Add (subtract): other (income) expense	(17,983)	(12,209)

Subtotal	15,572,339	17,086,780

Change to balance of purchased receivables	36,689,362	29,509,791
Non-cash revenue	(147,769)	(438,475)

Adjusted EBITDA	$52,113,932	$46,158,096

Cash collections	$100,264,281	$95,853,350
Other revenues, net	472,937	523,993
Operating expenses	(50,102,324)	(51,302,724)
Depreciation and amortization	1,027,804	1,088,892
Impairment of intangible assets	445,651	—
Loss (gain) on disposal of equipment	5,583	(5,415)

Adjusted EBITDA	$52,113,932	$46,158,096

Asset Acceptance First Quarter 2008 Results
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First Quarter 2008 Earnings Conference Call
Asset Acceptance Capital Corp. will host a conference call at 10 a.m. Eastern today to discuss these results and current business trends. To listen to a live Web cast of the call, please go to the investor section of the Company’s web site at www.AssetAcceptance.com. A replay of the Web cast will be available until April 29, 2009.
About Asset Acceptance Capital Corp.
For more than 45 years, Asset Acceptance has provided credit originators, such as credit card issuers, consumer finance companies, retail merchants, utilities and others an efficient alternative in recovering defaulted consumer debt. For more information, please visit www.AssetAcceptance.com.
Asset Acceptance Capital Corp. Safe Harbor Statement
This press release contains certain statements, including the Company’s plans and expectations regarding its operating strategies, charged-off receivables and costs, which are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s views, expectations and beliefs at the time such statements were made with respect to such matters, as well as the Company’s future plans, objectives, events, portfolio purchases and pricing, collections and financial results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and other financial items. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that make the timing, extent, likelihood and degree of occurrence of these matters difficult to predict. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “could,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements. Risk Factors include, among others: ability to purchase charged-off consumer receivables at appropriate prices, ability to continue to acquire charged-off receivables in sufficient amounts to operate efficiently and profitably, employee turnover, ability to compete in the marketplace and acquiring charged-off receivables in industries with which the Company has little or no experience. These Risk Factors also include, among others, the Risk Factors discussed under “Item 1A Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and in other SEC filings, in each case under a section titled “Risk Factors” or similar headings and those discussions regarding Risk Factors as well as the discussion of forward-looking statements in such sections are incorporated herein by reference. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company expressly disclaims any obligation to update, amend or clarify forward-looking statements.

Asset Acceptance First Quarter 2008 Results
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Supplemental Financial Data

(Unaudited, Dollars in Millions, except collections per account representative)	Q1 ‘08	Q4 ‘07	Q3 ‘07	Q2 ‘07	Q1 ‘07
Total revenues	$64.4	$62.2	$52.6	$65.9	$67.3
Cash collections	$100.3	$89.1	$90.7	$95.4	$95.9
Operating expenses to cash collections	50.0%	58.8%	57.4%	54.1%	53.4%
Traditional call center collections (Note 1)	$47.5	$38.6	$41.0	$45.0	$48.3
Legal collections	$38.2	$37.6	$36.6	$37.8	$35.9
Other collections (Note 1)	$14.6	$12.9	$13.1	$12.6	$11.7
Amortization rate	36.4%	31.2%	42.7%	31.3%	30.3%
Collections on fully amortized portfolios	$22.3	$20.4	$21.3	$22.1	$18.5
Core amortization rate (Note 2)	46.8%	40.4%	55.7%	40.8%	37.6%
Investment in purchased receivables (Note 3)	$22.3	$61.5	$35.2	$37.6	$36.3
Face value of purchased receivables (Note 3)	$548.5	$1,496.2	$1,858.8	$1,108.5	$765.1
Average cost of purchased receivables (Note 3)	4.07%	4.11%	1.89%	3.39%	4.74%
Number of purchased receivable portfolios	47	46	42	37	33
Collections per account representative FTE (Note 1)	$53,908	$44,235	$45,549	$49,421	$53,629
Average account representative FTE’s (Note 1)	901	889	916	930	921

Note 1: Amounts reclassified for purposes of comparability to current periods.
Note 2: Core amortization rate is amortization divided by collections on non-fully amortized portfolios.
Note 3: All purchase data is adjusted for buybacks.

Asset Acceptance First Quarter 2008 Results
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Asset Acceptance Capital Corp.
Consolidated Statements of Income
(Unaudited)

	Three months ended March 31,
	2008	2007
Revenues
Purchased receivable revenues, net	$63,722,688	$66,782,034
Gain on sale of purchased receivables	159,105	—
Other revenues, net	472,937	523,993

Total revenues	64,354,730	67,306,027

Expenses

Salaries and benefits	21,930,965	22,448,455
Collections expense	22,096,681	23,069,940
Occupancy	1,927,488	2,339,385
Administrative	2,668,152	2,213,356
Restructuring charges	—	148,111
Depreciation and amortization	1,027,804	1,088,892
Impairment of intangible assets	445,651	—
Loss (gain) on disposal of equipment	5,583	(5,415)

Total operating expenses	50,102,324	51,302,724

Income from operations	14,252,406	16,003,303
Other income (expense)
Interest income	23,251	15,727
Interest expense	(3,344,597)	(263,818)
Other	17,983	12,209

Income before income taxes	10,949,043	15,767,421
Income taxes	4,171,219	5,916,168

Net income	$6,777,824	$9,851,253

Weighted average number of shares:
Basic	30,553,019	34,718,820
Diluted	30,565,690	34,725,992
Earnings per common share outstanding:
Basic	$0.22	$0.28
Diluted	$0.22	$0.28

Asset Acceptance First Quarter 2008 Results
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Asset Acceptance Capital Corp.
Consolidated Statements of Financial Position

	March 31, 2008	December 31, 2007
	(Unaudited)
ASSETS

Cash	$12,753,915	$10,474,479
Purchased receivables, net	330,127,109	346,198,900
Income taxes receivable	823,300	3,424,788
Property and equipment, net	12,478,908	11,006,658
Goodwill and other intangible assets	16,932,614	17,464,688
Other assets	6,116,672	6,083,211

Total assets	$379,232,518	$394,652,724

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Accounts payable	$3,678,460	$3,377,068
Accrued liabilities	23,925,493	17,423,378
Notes payable	163,875,000	191,250,000
Deferred tax liability, net	60,474,878	60,164,784
Capital lease obligations	9,186	18,242

Total liabilities	251,963,017	272,233,472

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized; issued shares — 33,119,597 at March 31, 2008 and December 31, 2007, respectively	331,196	331,196
Additional paid in capital	145,857,175	145,610,742
Retained earnings	26,242,942	19,465,118
Accumulated other comprehensive loss, net of tax	(4,186,135)	(2,012,127)
Common stock in treasury; at cost, 2,551,556 shares at March 31, 2008 and December 31, 2007, respectively	(40,975,677)	(40,975,677)

Total stockholders’ equity	127,269,501	122,419,252

Total liabilities and stockholders’ equity	$379,232,518	$394,652,724

Asset Acceptance First Quarter 2008 Results
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Asset Acceptance Capital Corp.
Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended March 31,
	2008	2007
Cash flows from operating activities
Net income	$6,777,824	$9,851,253
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,027,804	1,088,892
Deferred income taxes	1,510,293	197,786
Share-based compensation expense	246,433	94,144
Net impairment of purchased receivables	384,283	4,473,100
Non-cash revenue	(147,769)	(438,475)
Loss (gain) on disposal of equipment	5,583	(5,415)
Gain on sale of purchased receivables	(159,105)	—
Impairment of intangible assets	445,651	—
Changes in assets and liabilities:
Increase in accounts payable and accrued liabilities	3,429,300	744,837
Decrease in other assets	536,083	73,747
Increase in income taxes	2,601,488	4,681,382

Net cash provided by operating activities	16,657,868	20,761,251

Cash flows from investing activities
Investment in purchased receivables, net of buy backs	(20,472,028)	(36,214,485)
Principal collected on purchased receivables	36,305,079	25,036,691
Proceeds from the sale of purchased receivables	161,331	—
Purchase of property and equipment	(2,415,950)	(454,785)
Proceeds (payments) from sale or disposal of property and equipment	(3,264)	11,493

Net cash provided by (used in) investing activities	13,575,168	(11,621,086)

Cash flows from financing activities
Borrowings under notes payable	—	17,000,000
Repayment of notes payable	(27,375,000)	(27,000,000)
Payment of credit facility charges	(569,544)	—
Repayment of capital lease obligations	(9,056)	(23,895)
Purchase of treasury shares	—	(699,060)

Net cash used in financing activities	(27,953,600)	(10,722,955)

Net increase (decrease) in cash	2,279,436	(1,582,790)
Cash at beginning of period	10,474,479	11,307,451

Cash at end of period	$12,753,915	$9,724,661

Supplemental disclosure of cash flow information
Cash paid for interest	$3,434,253	$208,083
Cash paid for income taxes	73,390	1,037,000
Non-cash investing and financing activities:
Change in fair value of swap liability	3,374,207	—
Change in unrealized loss on cash flow hedge	(2,174,008)	—